 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 1, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

510 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Context

On May 1, 2020, Amyris, Inc. (the “Company”) entered into a transaction that is part of a broader objective to reduce and simplify its outstanding debt. The Company completed a series of transactions in the first quarter of 2020 that reduced the Company’s aggregate debt of approximately $297 million as of December 31, 2019. This includes a $70 million debt reduction ($60 million of principal and $10 million accrued interest and fees) previously reported in a Current Report on Form 8-K (“Form 8-K”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 6, 2020 (the “February 6 8-K”) along with other amortization payments.

As described below in further detail, the Company’s Senior Convertible Notes (the “Convertible Notes”), with an outstanding principal amount of approximately $45 million as of April 30, 2020, were amended to provide for an amortization payment in May 2020 to reduce its outstanding principal amount by $15 million (the “Amended May Amortization”, as further defined below), with no other amortization payment due prior to the Maturity Date (as amended and defined below) other than the Conditional Amortization (as defied below), remove all Equity Triggering Provisions (as defined below) thereto and further simplify other payment terms. As a result of this transaction, the aggregate principal under the Convertible Notes will be reduced to $30 million upon payment of the Amended May Amortization and approximately 60% of the Company’s overall debt structure will be held by entities affiliated with certain of our directors.

Senior Convertible Notes Amendment

As previously reported, on December 30, 2019, the Company entered into separate exchange agreement (the “Exchange Agreements”) with certain private investors (the “Holders”), pursuant to which, among other things, on January 14, 2020, the Company issued to certain private investors (the “Holders”) the Convertible Notes in an aggregate principal amount of $51 million and warrants (the “Warrants”) to purchase up to an aggregate of 3,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $3.25 per share, with an exercise term of two years from issuance. In addition, as previously reported, on February 18, 2020, the Company and the Holders entered into separate waiver and forbearance agreements (the “W&F Agreements”) with respect to certain defaults by the Company under the Convertible Notes and pursuant to which the Company and the Holders also agreed to amend the terms of the amortization payments due under the Convertible Notes on March 1 and April 1, 2020 and that the amortization payment due on May 1, 2020 would be in the aggregate amount of $8.9 million (split proportionally among the Holders). The entry into and terms of the Exchange Agreements and the W&F Agreements, the terms of the Convertible Notes, Warrants and related matters were reported in Forms 8-K filed by the Company with the SEC on December 30, 2019, January 21, 2020 and February 19, 2020, which are incorporated herein by reference.

On May 1, 2020, the Company and the Holders entered into separate amendments to the Convertible Notes and the W&F Agreements (the “Note Amendments”), pursuant to which the Company and the Holders agreed: (i) to amend the maturity date of the Convertible Notes from September 30, 2022 to June 1, 2021 (the “Maturity Date”); (ii) to remove from the Convertible Notes all equity triggering provisions that allowed the Holders to convert the notes at a reduced conversion price in certain circumstances, including if the per share volume-weighted average price of the Company’s Common Stock over any three consecutive days would be less than $2.25 (the “Equity Triggering Provision”); (iii) that the Company would no longer be required to redeem the Convertible Notes in an aggregate amount of $10.0 million following the receipt by the Company of at least $80 million of aggregate net cash proceeds from one or more financing transactions; (iv) that interest payments would be due quarterly (as opposed to monthly), starting on August 1, 2020; (v) that an aggregate amortization payment of approximately $16 million (split proportionally among the Holders) would be due on or before the earlier of May 31, 2020 and the date on which the Company receives at least $50 million of aggregate net proceeds in an offering of securities (the “Amended May Amortization”), an amortization payment of $5 million (to the largest Holder) would be due on December 1, 2020 (the “Conditional Amortization”) unless the Company receives at least $50 million of aggregate net cash proceeds from one or more financing transactions after May 1, 2020, and no other amortization payment would be due prior to the Maturity Date;

(vi) to reduce the conversion price of the Convertible Notes from $5.00 to $3.50; (vii) to reduce the redemption price with respect to optional redemptions by the Company prior to October 1, 2020 to 100%, prior to December 31, 2020 to 105% and to 110% thereafter (as opposed to 115%), of the amount being redeemed; and (viii) that an aggregate of 2,836,364 shares of Common Stock held by the Holders would not be considered as Pre-Delivery Shares (as defined on the Convertible Notes) and would be subject to certain selling restrictions until June 15, 2020, and that an aggregate of 1,363,636 Pre-Delivery Shares held by certain Holders would be promptly returned to the Company.

Warrant Amendments

In connection with the Note Amendments, the Company and the Holders entered into certain warrant amendment agreements pursuant to which (i) the Warrants’ exercise price was reduced to $2.87 per share with respect to an aggregate of 2,000,000 Warrant Shares; (ii) the exercise price of a warrant to purchase 960,225 shares of the Company’s Common Stock issued to one of the Holders on May 10, 2019, as described in the Form 8-K filed by the Company with the SEC on May 14, 2019, which is incorporated herein by reference, was reduced to $2.87 per share (from $5.02), and the exercise term of such warrant was extended to January 31, 2022 (from May 10, 2021); and (iii) the exercise term of a right to purchase 431,378 shares of the Company’s Common Stock issued to one of the Holders on January 31, 2020, as described in the February 6, 8-K, which is incorporated herein by reference, was extended to January 31, 2022 (from January 31, 2021).

The foregoing description of the Note Amendments is a summary and is qualified in its entirety by reference to the form of Note Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Form of Note Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 4, 2020	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer